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                                                                 [POWERTEL LOGO]
                                                                    NEWS RELEASE


CONTACT FOR IMMEDIATE RELEASE

KEVIN INDA
POWERTEL, INC.
706-634-1218
KINDA@POWERTEL.COM


POWERTEL, INC. ANNOUNCES PRELIMINARY FOURTH QUARTER 2000 FINANCIAL RESULTS


     WEST POINT, GA (FEBRUARY 1, 2001) - Powertel, Inc. (Nasdaq/NM: PTEL), a leading wireless personal communications service (PCS) provider serving the southeastern United States, today announced its preliminary financial and operating results for the fourth quarter and year ended December 31st, 2000.

     "2000 was an exceptional year for Powertel as we continued to grow our subscriber base and revenues. We also became one of the first stand-alone wireless PCS providers to achieve positive operating cash flow," said Allen E. Smith, Powertel president and chief executive officer. "In addition to our strong operational and financial performance, we strengthened our strategic position by announcing a planned merger with either Deutsche Telekom or VoiceStream. Additionally, we completed our previously announced investments to help purchase the assets of DiGiPH PCS, a wireless operator using GSM technology in portions of Alabama, Florida and Mississippi."

FOURTH QUARTER/ANNUAL RESULTS

     Based on its unaudited financial and operating data for the fourth quarter and year ended December 31st, 2000, Powertel is today reporting the following preliminary results:

     - SUBSCRIBERS: Powertel ended the fourth quarter with approximately 908,000 total PCS subscribers, adding approximately 361,000 total net new subscribers during the year versus 251,000 net new subscribers in 1999. For the fourth quarter, Powertel added approximately 104,000 net new PCS subscribers. Net new postpaid PCS subscribers totaled approximately


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          18,000 while net new prepaid subscribers totaled approximately 86,000 for the fourth quarter. At the end of the fourth quarter, Powertel's total subscriber base consisted of approximately 411,000 postpaid customers and 497,000 prepaid customers.

     - REVENUE: Powertel had total revenue and sales for the fourth quarter of $130.7 million compared to $84.7 million for the same period of 1999. For the year, total revenue and sales were $464.2 million, a 63 percent increase over total revenue and sales of $284.9 million in 1999. PCS service revenues increased to $122.7 million in the fourth quarter compared to $75.8 million in the fourth quarter of 1999. For the year, PCS service revenues were $438.2 million versus PCS service revenue of $255.6 million in 1999.

     - EBITDA: Powertel's EBITDA (operating loss before non-cash charges) for the fourth quarter was a loss of $6.7 million compared to a loss of $21.3 million in the fourth quarter of 1999. For the year, Powertel's generated $6.5 million in positive EBITDA versus a loss of $56.8 million in 1999.

     - EARNINGS: Powertel had a net loss attributable to common stockholders of $67.2 million or $2.14 per basic share (on 31.4 million weighted average common shares) for the fourth quarter versus a net loss of $72.4 million or $2.43 per basic share for the fourth quarter of 1999. For the year, Powertel's net loss attributable to common stockholders was $222.0 million or $7.26 per basic share (on 30.6 million weighted average common shares) versus a net loss of $134.4 million or $4.75 per basic share for 1999.

     - CAPITAL EXPENDITURES: Fourth quarter capital expenditures totaled approximately $73.4 million. Powertel's total capital expenditures for 2000 was $158.7 million compared with $130.8 million in 1999.

     - STRATEGIC INVESTMENTS: On January 31st, 2001, Powertel completed two previously announced strategic investments to assist with the purchase and assumption of certain liabilities relating to the PCS operations of DiGiPH PCS, Inc. Under terms of the first transaction, Sonera Corporation (Nasdaq/NM:SNRA) (through a subsidiary) has purchased $125 million of Powertel common stock at $71.80 per share, which equals the 20-day average closing price prior to May 30, 2000. Including the shares of Powertel common stock issuable upon conversion of the 100,000 shares of Powertel's Series A Convertible Preferred Stock currently held by Sonera, Sonera will own 6,367,716 million shares of Powertel common stock, or 11.8 percent, on a fully-diluted basis. Under terms of the second transaction, Powertel has invested $125 million in EWV Holding Company, Inc. in exchange for all of its Series A Preferred Stock, giving Powertel a 49.9 percent ownership interest and approximately 25 percent voting interest in the new venture that purchased DiGiPH PCS.

     Powertel, Inc. provides 100 percent digital PCS wireless services in its licensed service area in 12 states in the Southeast - one of the largest contiguous PCS networks in the southeastern United States. Through its affiliation with other GSM carriers, Powertel's coverage extends across the United States to most major cities and into much of Canada to a population of more than 260 million people. Powertel's core markets are in 34 southeastern metropolitan areas and along the major highway corridors that connect them. Athens, Atlanta, Augusta, Columbus, Birmingham, Chattanooga, Jackson, Jacksonville,

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Knoxville, Lexington, Louisville, Macon, Memphis, Nashville and Savannah are
among the municipalities in Powertel's licensed service area, which has a population of more than 25 million people. For more information on Powertel and its products and services, visit the company on its web site at:
http://www.powertel.com.

     Powertel is a member of The GSM Alliance, L.L.C., a consortium of U.S. and Canadian digital wireless PCS carriers, which helps provide seamless wireless communications for its customers, whether in North America in 6,000 U.S. and Canadian cities and towns, or abroad. Using Global System for Mobile (GSM) communications, GSM companies provide superior voice clarity, unparalleled security and leading-edge wireless voice, data and fax features for customers. In North America, more than seven million customers are using GSM service in 48 U.S. States, the District of Columbia, and seven Canadian Provinces, including virtually all the top 25 markets in North America. For more information on the GSM Alliance, visit its web site: www.gsm-pcs.org.

The financial and operating results set forth above are preliminary and unaudited. Powertel's audited financial statements for the year ended December 31, 2000, are not yet available. When such audited financial statements become available, Powertel will file them with the Securities and Exchange Commission on its Annual Report on Form 10-K for the year ended December 31, 2000.

This press release contains forward-looking statements and estimates. These statements appear in a number of places in this press release and include all statements which are not historical facts and which relate to our intent, belief or current expectations with respect to, among other things, our future subscriber and revenue growth, our prospects, the proposed transactions with Deutsche Telekom and VoiceStream and the acquisition of the DiGiPH PCS assets. Words and phrases such as "will," "believe," "intend," "expect," "plan" and "on track" identify such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in these forward-looking statements as a result of: (i) the fact that the closing of the transactions described herein is subject to regulatory approvals and certain other closing conditions, which may not be obtained or met; (ii) the performance of the DiGiPH assets and competitive pressures in the DiGiPH markets; (iii) risks associated with the selection of our PCS digital protocol and PCS system implementation, competitive factors and pricing pressures, general economic conditions, the failure of the market demand for our products and services to be commensurate with our management's expectations or past experience, our ability to minimize churn of existing subscribers and the impact of present or future laws and regulations on our business; and (iv) those factors discussed in detail in our previous filings with the Securities and Exchange Commission, including the "Risk Factors" section of our Registration Statement on Form S-3 (Registration Number (333-84951)), as declared effective by the Securities and Exchange Commission on September 24, 1999.

CONFERENCE CALL INFORMATION:

Powertel's listen-only fourth quarter earnings conference call will be held on Thursday, February 1st, at 10:00 a.m. (EST). A listen-only simulcast and replay of Powertel's fourth quarter earnings conference call can be accessed at the following Internet links:


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            www.streetevents.com, www.vcall.com, and www.powertel.com

The Internet simulcast will begin at 10:00 a.m. (EST) on February 1st, and the replay will be available through February 28, 2001. For persons that do not have Internet access, please contact Powertel's investor relations department at 706-645-2000 for the telephone access number.

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